UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2017, Adaptimmune Therapeutics plc (the “Company”) announced that it has broadened its executive team with the appointment of co-founder, Helen Tayton-Martin, Ph.D., M.B.A, to the newly-created role of Chief Business Officer (“CBO”), and Mr. William (Bill) Bertrand, Jr., J.D., as Chief Operating Officer (“COO”). Both appointments are effective March 15, 2017.

Dr. Tayton-Martin has transitioned from her prior role as COO to the new CBO position that will see her focus entirely on optimizing the strategic and commercial opportunities for the Company’s assets. Her new role encompasses all aspects of pipeline and technology assessment, strategic portfolio analysis, partnerships and commercial planning. She will retain responsibility for alliances including the strategic partnership with GlaxoSmithKline.

Mr. Bertrand will assume responsibility for a range of operational functions, including compliance, risk management, human resources and legal/IP and will be based at Adaptimmune’s U.S. headquarters in Philadelphia. Mr. Bertrand will work closely with Dr. Tayton-Martin and the rest of the Company’s executive team in helping Adaptimmune prepare for the next stage in its development.

In connection with Mr. Bertrand’s appointment, the Company entered into an employment agreement with Mr. Bertrand that governs the terms of his employment with the Company. Among other things, the employment agreement provides for (i) an annual base salary; (ii) at the sole discretion of the Board (or an authorized committee thereof), an annual target cash performance bonus of 45% of his annual base salary, and (iii) participation in the Company’s equity plans. On March 15, 2017, Mr. Bertrand was granted an option to purchase 3,407,904 ordinary shares in the Company, which will vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter in equal increments for 36 months.

If Mr. Bertrand’s employment is terminated by the Company without cause, or if he resigns for good reason, then Mr. Bertrand will be entitled under his agreement and the Company’s executive severance policy to receive a severance payment equal to his annual base salary for nine months and to payment of premiums for continuation of healthcare benefits for a period of nine months following such termination. In addition, at the sole discretion of the Board (or an authorized committee thereof), Mr. Bertrand may be paid a lump sum cash amount equal to his target annual performance bonus for the year of termination, prorated based on the number of calendar days he was employed during the year. Furthermore, if Mr. Bertrand is terminated without cause or resigns for good reason within 12 months following a change in control, he will be entitled to receive a severance payment equal to his annual base salary for 12 months, payment of premiums for continuation of healthcare benefits for a period of 12 months, a lump sum cash amount equal to the full target performance bonus for the year of termination, and accelerated vesting of any unvested and outstanding equity awards. In order to receive severance benefits under the employment agreement and policy, Mr. Bertrand is required to execute a release of claims in favor of the Company and comply with certain other post-employment covenants set forth in the employment agreement.

In connection with Dr. Tayton-Martin’s appointment as Chief Business Officer, the Company entered into a service agreement with Dr. Tayton-Martin that governs the terms of her employment with the Company. Among other things, the service agreement provides for (i) an annual base salary; (ii) at the sole discretion of the Board (or an authorized committee thereof), an annual target cash performance bonus of 45% of her annual base salary, and (iii) participation in the Company’s equity plans.

If Dr. Tayton-Martin’s employment is terminated by the Company without cause, or if she resigns for good reason, then Dr. Tayton-Martin will be entitled under her agreement and the Company’s executive severance policy to receive a severance payment equal to her annual base salary for nine months and to payment of premiums for continuation of healthcare benefits for a period of nine months following such termination. In addition, at the sole discretion of the Board (or an authorized committee thereof), Dr. Tayton-Martin may be paid a lump sum cash amount equal to her target annual performance bonus for the year of termination, prorated based on the number of calendar days she was employed during the year. Furthermore, if Dr. Tayton-Martin is terminated without cause or resigns for good reason within 12 months following a change in control, she will be entitled to receive a severance payment equal to her annual base salary for 12 months, payment of premiums for continuation of healthcare benefits for a period of 12 months, a lump sum cash amount equal to the full target performance bonus for the year of termination, and accelerated vesting of any unvested and outstanding equity awards. In order to receive severance benefits under the employment agreement and policy, Dr. Tayton-Martin is required to execute a release of claims in favor of the Company and comply with certain other post-employment covenants set forth in the service agreement.

Following these changes, our executive team consists of James Noble, Chief Executive Officer, Helen Tayton-Martin, Ph.D., Chief Business Officer, Rafael Amado, M.D., Chief Medical Officer, Adrian Rawcliffe, Chief Financial Officer, Gwendolyn Binder-Scholl, Ph.D., Chief Technology Officer and William (Bill) Bertrand, Chief Operating Officer.

A copy of the Company’s press release, Mr. Bertrand’s employment agreement and Dr. Tayton-Martin’s service agreement are attached as Exhibits 99.1, 99.2 and 99.3 hereto and are incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press release dated March 15, 2017.

99.2	Employment Agreement, dated March 15, 2017 and effective from March 15, 2017, between Adaptimmune LLC and William Bertrand.

99.3	Service Agreement, dated March 15, 2017 and effective from March 15, 2017, between Adaptimmune Limited and Helen Tayton-Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: March 15, 2017	By:	/s/ Margaret Henry
Name: Margaret Henry
Title: Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release dated March 15, 2017.

99.2	Employment Agreement, dated March 15, 2017 and effective from March 15, 2017, between Adaptimmune LLC and William Bertrand.

99.3	Service Agreement, dated March 15, 2017 and effective from March 15, 2017, between Adaptimmune Limited and Helen Tayton-Martin.